Exhibit 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-136932) and in the Registration Statement (Form S-8 No. 333-117098) pertaining to the:

•	2004 Incentive Stock Option Plan

•	2005 Incentive Stock Option Plan

•	2006 Incentive Stock Option Plan

•	Convertible Bonds Terms and Conditions (August 31, 2004)

•	Convertible Bonds Terms and Conditions (June 8, 2005)

•	Convertible Bonds Terms and Conditions (May 24, 2006)

•	2002 Incentive Stock Option Plan

•	2001 Incentive Stock Option Plan

•	2000 Incentive Stock Option Plan

•	1999 U.S. Incentive Stock Option Plan

•	1996 Mitotix, Inc. Equity Incentive Plan

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Convertible Bonds Terms and Conditions for Managers of the Company and Management Bodies and Second-Tier Domestic and Management of Foreign Affiliated Enterprises as well as for Consultants dated May 21, 2003

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Convertible Bonds Terms and Conditions for Managers of the Company and Management Bodies and Management of Second-Tier Domestic Foreign Affiliated Enterprises as well as for Consultants dated June 11, 2002 of our report dated March 9, 2007, with respect to the consolidated financial statements of GPC Biotech AG included in the Annual Report (Form 20-F), for the year ended December 31, 2006.

Ernst & Young AG

Wirtschaftsprüfungsgesellschaft

Steuerberatungsgesellschaft

June 21, 2007

/s/ Julie Linn Teigland	/s/ Dirk Gallowsky
Julie Linn Teigland	Dirk Gallowsky